Exhibit 10.27

Execution Copy

AMENDMENT TO THE COLLABORATIVE RESEARCH AGREEMENT

By and Between

PARADIGM GENETICS, INC.

and

BAYER CROPSCIENCE AG

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AMENDMENT

WHEREAS, PARADIGM GENETICS, INC. (“PARADIGM”) and BAYER AG entered into a Collaborative Research Agreement dated September 22, 1998 (assigned to Bayer CropScience AG (“BAYER”) with AMENDMENT of July 7/August 8, 2003), as amended, directed to the development of biological test systems (“AGREEMENT”), the parties herewith agree to amend the AGREEMENT as follows:

I.	The term of the AGREEMENT will be extended until September 30, 2006 subject to a termination under Article 11 of the AGREEMENT or under Article III of the AMENDMENT dated July 7/August 8, 2003. Bayer will have the right to terminate the extension at the end of the full calendar year of 2004 and 2005, giving written notice not later than end of September of the respective year. In case of termination at end of 2004 Bayer will pay a “termination fee” of US$ *****, in case of termination at end of 2005 Bayer will pay a “termination fee” of US$ *****. The termination fee will become due in January of the following year (i.e. January 2005 or January 2006, respectively). The termination fee shall cover expenses forfinalising developments of ASSAYS which have been initiated at time of termination and which can be completed by March 31 of the relevant year (i.e., 2005 or 2006). Delivery of such ASSAYS will trigger milestone and success fee payments according to the AGREEMENT.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

II.	The payments due to Paradigm in 2004 to complete the Extended Term of the AGREEMENT will be modified from US$ ***** per quarter for each of the first three quarters to US$ ***** per quarter for the first two quarters, then US$ ***** each for the third and fourth quarters. Beginning in 2005 and continuing for the remainder of the Second Extended Term, payments will be at the rate of US$ ***** per quarter.

III.	PARADIGM shall use reasonable commercial efforts to deliver to BAYER up to ***** (*****) ASSAYS each in year 2004, 2005 and 2006.

IV.	It is the common understanding between the Parties that during the RESEARCH COLLABORATION and after the termination of the AGREEMENT BAYER has a worldwide exclusive license, including the right to sublicense, (to be construed in the common legal sense, i.e. that no rights remain with PARADIGM) to develop ASSAYS with its own capacities or with the capacities of third parties and to make use of ASSAYS as described in the AGREEMENT, as amended, based on targets which have been validated during the RESEARCH COLLABORATION and which have not been selected to be developed by PARADIGM during the RESEARCH COLLABORATION. All results obtained during the collaboration will be updated on the BAYER-server by PARADIGM biweekly and at termination of the collaboration for this purpose.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The regulations on Product Milestone Payments and Success Fee Payments according to Article 4d), 4e), 4f) and 4g) of the Collaborative Research Agreement dated September 22, 1998, shall apply to HERBICIDES identified by BAYER or a sublicensee directly or indirectly as a result of an ASSAY as mentioned above.

This regulation shall not result in delivery by PARADIGM of less than ***** (*****) ASSAYS annually during the RESEARCH COLLABORATION, but shall enable BAYER to develop additional ASSAYS during the RESEARCH COLLABORATION or to use knowledge of validated targets after termination of the RESEARCH COLLABORATION for HERBICIDE research and development. After termination BAYER shall supply PARADIGM with written annual reports on the status of HERBICIDES.

V.	This AMENDMENT supersedes the Letter Agreement dated June 8, 2001 between Paradigm Genetics Inc. and Bayer AG.

Except as expressly modified hereby, all other terms and conditions of the AGREEMENT shall remain in full force and effect, including without limitation, Section 19.

PARADIGM GENETICS, INC.		BAYER CROPSCIENCE AG

By:		By:

	Dr. Heinrich Gugger President and CEO		Dr. Bernward Garthoff Member of Board

Date:	By:

Dr. Robert Krieg Head of Patents and Licensing Targets/HTS

Date: